                                                                   Exhibit 23.4


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical Financial Data", "Selected Financial Data" and "Experts" in Amendment No. 4 to the Registration Statement (Form S-4) and related Prospectus of Dura Pharmaceuticals, Inc. and the inclusion therein of our report dated March 21, 2000, with respect to the financial statements of Spiros Development Corporation II, Inc. for the year ended December 31, 1999.

                                                           /s/ ERNST & YOUNG LLP


July 26, 2000
San Diego, California